Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:

Analysts: John Poelker- CFO 404-760-7755 / john.poelker@statebt.com

National and Atlanta Media: David Rubinger 404.502.1240/ david@rubinger.com

Middle Georgia Media: Tom Woodbery 478.796.6007/ tom.woodbery@statebt.com

State Bank Announces Investor Conference Call

ATLANTA, May 17, 2011 — State Bank Financial Corporation (NASDAQ: STBZ) today announced that it will hold an investor conference call on May 19, 2011 starting at 9:30 a.m. Eastern Time to discuss its consolidated historical operating results, strategic plans and outlook.  You may access the investor conference call by dialing (toll free) 888-337-0454.  The slide presentation for the call will be available on the company’s website, www.statebt.com, under the “Investor Relations” section before the call begins.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an audio replay of the call under the “Investor Relations” section of the company’s website.

About State Bank Financial Corporation and State Bank & Trust Company

State Bank Financial Corporation is the holding company for State Bank & Trust Company, one of Georgia’s best-capitalized banks, with $2.69 billion in assets throughout Middle Georgia and Metro Atlanta. State Bank has locations in Metro Atlanta, as well as Bibb, Houston, Dooly, and Jones counties in Middle Georgia.

In 2009, State Bank acquired assets and deposits of the six bank subsidiaries of Security Bank Corporation, The Buckhead Community Bank and First Security National Bank in transactions facilitated by the Federal Deposit Insurance Corporation.  In 2010, State Bank acquired assets and deposits of NorthWest Bank & Trust of Acworth, Georgia, and United Americas Bank in Atlanta.

State Bank raised approximately $300 million in capital in 2009, including investments from the executive management team, to facilitate its acquisitions.

Over the past twenty-five years, State Bank Chairman and CEO Joe Evans and his management team have led some of Georgia’s most successful community banks, including Flag Financial Corp., Century South Banks, and Bank Corporation of Georgia. State Bank Financial Corporation’s headquarters are in Atlanta, while State Bank & Trust Company is headquartered in Macon, Georgia.

To learn more about State Bank, visit www.statebt.com.

STATE BANK & TRUST COMPANY

Absolutely.